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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in the Annual Report (Form 10-K) of Station Casinos LLC of our report dated March 31, 2011, with respect to the consolidated financial statements of Station Casinos, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Las Vegas, Nevada March 31, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM